Exhibit 99.3

Sidus Space Appoints Lawrence Hollister as Chief Business Officer to Drive Strategic Growth and Market Expansion

Cape Canaveral, FL – September 15, 2025 – Sidus Space (NASDAQ: SIDU), (the “Company” or “Sidus”), an innovative space and defense technology company, today announced the appointment of Lawrence Hollister as its new Chief Business Officer, effective September 15, 2025, to accelerate growth across commercial and government markets.

Mr. Hollister joins Sidus with a distinguished track record of driving revenue growth, scaling operations, and executing strategic initiatives across defense, aerospace, intelligence, cyber, and federal civil sectors. His appointment underscores the Company’s commitment to strengthening their commercial and government market presence and delivering sustained revenue performance. Mr. Hollister’s areas of expertise include:

●	Driving sales and market expansion through customer acquisition and retention strategies

●	Leading corporate growth initiatives, including mergers and acquisitions, strategic partnerships, and capital investment

●	Scaling organizations across commercial, defense, aerospace, intelligence, cyber, and federal civil markets

●	Designing and executing strategies that enhance profitability and ensure sustainable long-term growth

Prior to joining Sidus, Mr. Hollister served as Head of Growth – Edge Technology (Voyager) at Anduril Industries, following his tenure as Chief Growth Officer at KLAS Government, where he led a transformative growth strategy that resulted in rapid revenue expansion and the company’s acquisition by Anduril within two years.

Reporting directly to Carol Craig, Founder, Chairman, and CEO of Sidus Space, Mr. Hollister will lead business growth with a clear mandate: expand sales channels, accelerate revenue, and scale Sidus’ presence across government and commercial markets.

“Lawrence Hollister is an outstanding addition to Sidus Space as we focus on our next phase of growth,” said Carol Craig, CEO of Sidus Space. “His extensive business leadership expertise and proven ability to deliver explosive growth will be instrumental as we continue to execute our strategic goals. His ability to deliver measurable sales performance, revenue expansion, and sustained business growth will directly support our mission of creating long-term value for our shareholders and customers.”

As part of its execution strategy, Sidus Space is reinforcing its leadership team to drive revenue growth, expand into new markets, and position the Company as a provider of innovative solutions in the rapidly evolving space economy.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is an innovative U.S. space and defense technology company specializing in satellite manufacturing, technology integration, AI-driven data solutions, mission planning and management, and the development of advanced space and defense hardware. With its mission of Space Access Reimagined®, Sidus Space is committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space system and data collection performance. With demonstrated space heritage, including manufacturing and operating its own satellite and sensor system, LizzieSat®, Sidus Space serves government, defense, intelligence, and commercial companies around the globe. Strategically headquartered on Florida’s Space Coast, Sidus Space operates a 35,000-square-foot space manufacturing, assembly, integration, and testing facility and provides easy access to nearby launch facilities. For more information, visit: www.sidusspace.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations

investorrelations@sidusspace.com

Media Inquiries

press@sidusspace.com

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